3D Systems Receives NASDAQ Delisting Notice
     ROCK HILL, South Carolina, May 21, 2007 - 3D Systems Corporation (NASDAQ: TDSC), a leading provider of 3-D Modeling, Rapid Prototyping and Manufacturing solutions, today announced that it has received a Staff Determination notice from The Nasdaq Stock Market stating that the company’s common stock is subject to delisting from The Nasdaq Stock Market. The notice was issued in accordance with standard Nasdaq procedures as a result of the previously announced delayed filing of the company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007. Timely filing of periodic reports is a requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(14).
     The company previously received similar Staff Determination notices from The Nasdaq Stock Market when it failed to timely file its Form 10-K for the year ended December 31, 2006 and Form 10-Q for the period ended September 30, 2006. As previously disclosed, the company received notices from Nasdaq of determinations to continue the listing of shares of the company’s common stock on the Nasdaq Stock Market after the Company filed the Form 10-K in late April and Form 10-Q in early February.
     As the company previously stated in a Form 12b-25 filed with the SEC on May 10, 2007, it was not able to undertake the work necessary to close its first quarter 2007 financial records or to begin preparing its Quarterly Report on Form 10-Q for the period ended March 31, 2007 until the work necessary to file its Annual Report on Form 10-K for the year ended 2006 was completed in late April. While the company has been diligently preparing its Quarterly Report on Form 10-Q, it was nonetheless unable to meet the extended filing date of May 15, 2007 for this report. The

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company currently plans to file its Quarterly Report on Form 10-Q as promptly as practicable.
     As permitted by the Nasdaq Marketplace Rules, the company intends to appeal the delisting of its common stock and therefore plans to timely request a hearing before a Nasdaq Listing Qualifications Panel, which will automatically stay any delisting of the company’s common stock pending the Panel’s review and determination.
     “Our current inability to remain timely in our periodic filing requirements remains a serious matter,” said Abe Reichental, 3D Systems’ president and chief executive officer. “While it is Nasdaq’s customary practice to send notices such as this one to all Nasdaq-listed companies in similar circumstances, we plan to file our Form 10-Q as promptly as practicable and are taking all remedial actions that are necessary to maintain our Nasdaq listing.”
     About 3D Systems Corporation
     3D Systems is a leading provider of 3-D Modeling, Rapid Prototyping and Manufacturing solutions. Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Transform your products.
     More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.
     Forward-Looking Statements
     Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical

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results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and expectations, including matters relating to the anticipated filing of our Quarterly Report on Form 10-Q and the outcome of the delisting appeals process and related matters described herein, and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.